                                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             _____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          KEITHLEY INSTRUMENTS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                OHIO                                      34-0794417
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     28775 AURORA ROAD, SOLON, OHIO                         44139
----------------------------------------    ------------------------------------
(Address of principal executive offices)                  (Zip Code)


              KEITHLEY INSTRUMENTS, INC. 1992 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

      JOSEPH P. KEITHLEY, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           KEITHLEY INSTRUMENTS, INC.
                    28775 AURORA ROAD, CLEVELAND, OHIO 44139
                    (Name and address of agent for service)

                                 (216) 248-0400
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                Proposed Maximum        Proposed Maximum
  Title of Securities       Amount to be       Offering Price Per      Aggregate Offering         Amount of
  to be Registered (1)     Registered (2)           Share (3)               Price (3)          Registration Fee
----------------------------------------------------------------------------------------------------------------
  Common Shares,
  without par value       1,200,000 shares           $14.375               $17,250,000            $5,948.28
================================================================================================================

1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

2 The 1,200,000 shares being registered represent the incremental number of shares that may be purchased under the Plan. Also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution adjustment provisions of the Plan.

3       Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on  the average of the high and low reported sale prices on February 7, 1996, of the registrant's Common Shares as reported on the New York Stock Exchange.


EXPLANATORY NOTE

         This Registration Statement increases the number of shares of Keithley Instruments, Inc. Common Shares that may be issued under the Keithley Instruments, Inc. 1992 Stock Incentive Plan from 700,000 (adjusted for a 100% stock dividend subsequent to the prior registration statement) to 1,900,000. The contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-49380, filed with the Securities and Exchange Commission on July 8, 1992 (the "Prior Registration Statement"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended September 30, 1995;

b) The Registrant's Quarterly Report on Form 10-Q for the first quarter of fiscal 1996 ended December 31, 1995;

c) The description of the company's Common Shares contained in Item 11 of the Registrant's Form 10 Registration Statement (No. 0-13648) as declared effective on July 31, 1985 relating to the registration of the company's Common Shares under Section 12(g) of the Exchange Act.

d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Common Shares offered pursuant to this Registration Statement have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Number                    Description
------                    -----------
5                                 Opinion of Baker & Hostetler as to legality of the Common
                                  Shares being registered

23(a)                             Consent of Price Waterhouse LLP

23(b)                             Consent of Baker & Hostetler (included in Opinion filed as
                                  Exhibit 5 hereto)

24                                Power of Attorney (included on the signature page hereto)





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
ITEM 9.  UNDERTAKINGS.

a)      The undersigned Registrant hereby undertakes:

        1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,





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
         unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 14th day of February, 1996.



                                        KEITHLEY INSTRUMENTS, INC.
                                        --------------------------
                                        (Registrant)


                                        By    /s/     Joseph P. Keithley
                                           -----------------------------------
                                                      Joseph P. Keithley
                                                 Chairman, President and Chief
                                                   Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Joseph P. Keithley and Ronald M. Rebner, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities indicated on the 14th day of February, 1996.

 Signature                                   Title
 ---------                                   -----

 /s/  Joseph P. Keithley      Chairman of the Board of Directors, President and
 --------------------------   Chief Executive Officer
      Joseph P. Keithley      (Principal Executive Officer)


 /s/  Joseph F. Keithley      Founder and Director
 --------------------------
      Joseph F. Keithley





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
 /s/  Ronald M. Rebner          Vice President and Chief Financial Officer
 --------------------------     (Principal Financial and Accounting Officer) and
      Ronald M. Rebner          Director


 /s/  Theodore M. Alfred        Director
 --------------------------
      Dr. Theodore M. Alfred

 /s/  James T. Bartlett         Director
 --------------------------
      James T. Bartlett

 /s/  Arden L. Bement, Jr.      Director
 --------------------------
      Dr. Arden L. Bement, Jr.


 /s/  James B. Griswold         Director
 --------------------------
      James B. Griswold

 /s/  Leon J. Hendrix, Jr.      Director
 --------------------------
      Leon J. Hendrix, Jr.

 /s/  Gabriel A. Rosica         Director
 --------------------------
      Gabriel A. Rosica

                                Director
 --------------------------
      R. Elton White





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EXHIBIT INDEX

                                                                                                        Page Number
                                                                                                         Sequential
 Exhibit                                                                                                 Numbering
 Number         Description                                                                                System
 ------         -----------                                                                                ------

 5              Opinion of Baker & Hostetler as to legality of the Common Shares being registered            8

 23(a)          Consent of Price Waterhouse LLP                                                              9

 23(b)          Consent of Baker & Hostetler (included in Exhibit 5)                                         --

 24             Power of Attorney (contained on the signature page hereof).                                  --





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